Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rainmaker Systems, Inc.

Campbell, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of our report dated March 30, 2009, relating to the consolidated financial statements and financial statement schedule, of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
San Francisco, California
May 15, 2009